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                                  EXHIBIT 24.6


STATE OF TEXAS           )
                         )
COUNTY OF DALLAS         )



                                POWER OF ATTORNEY


Know all men by these presents, that I, GERARD M. JACOBS, a Director of CROWN GROUP, INC., a Texas corporation, do constitute and appoint EDWARD R. MCMURPHY and MARK D. SLUSSER, my true and lawful attorney-in-fact, with full power of substitution, for me in any and all capacities, to sign, pursuant to the requirements of the Securities Exchange Act of 1934, the Annual Report on Form 10-K for CROWN GROUP, INC., for the fiscal year ended April 30, 1998, and to file the same with the Securities and Exchange Commission and the National Association of Security Dealers, Inc., together with all exhibits thereto and other documents in connection therewith, and to sign on my behalf and in my stead, in any and all capacities, any amendments to said Annual Report, incorporating such changes as said attorney-in-fact deems appropriate, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

In witness whereof, I have hereunto set my hand and seal this 7th day of August, 1998.


                                                    /s/ Gerard M.Jacobs
                                                ------------------------------
                                                        GERARD M. JACOBS




                                 ACKNOWLEDGEMENT


Before me this 7th day of August, 1998, came GERARD M. JACOBS, personally known to me, who in my presence did sign and seal the above and foregoing Power of Attorney and acknowledged the same as his true act and deed.


                                                         /s/ April May
                                                ------------------------------
                                                         NOTARY PUBLIC